Exhibit 99.1

NEWS RELEASE

RLI Corp.	9025 N. Lindbergh Drive | Peoria, IL 61615-1431
P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: John Robison
(309) 693-5846
John.Robison@rlicorp.com
www.rlicorp.com

RLI reports first quarter results

PEORIA, ILLINOIS, April 18, 2011 — RLI Corp. (NYSE: RLI) — RLI Corp. reported first quarter 2011 operating earnings of $23.6 million ($1.11 per share), compared to $20.0 million ($0.94 per share) for the first quarter of 2010.

	First Quarter
Earnings Per Diluted Share	2011	2010
Operating earnings	$1.11	$0.94
Net earnings	$1.24	$1.13

Highlights for the quarter included:

•                  Operating earnings of $23.6 million ($1.11 per share).

•                  Underwriting income of $19.0 million.

•                  Combined ratio of 83.6.

•                  Book value per share of $38.94, an increase of 3.2% in the first quarter.

•                  $10.5 million pretax favorable development in prior years’ loss reserves, net of effects on bonus and profit sharing-related expenses.

•                  Return on equity for the trailing four quarters was 15.3%.

“Despite increased global catastrophe activity, marketplace pricing remains competitive,” said RLI Corp. President & CEO Jonathan E. Michael. “In addition, many of our products are sensitive to the challenging economic conditions. However, through any pricing environment, our business model remains the same. We identify under-served markets, and through our talented underwriters, design products that meet the needs of our customers and create value for our investors.”

“The strength of our organization continues to be our ability to adapt to marketplace conditions and deliver strong results to our shareholders, as evidenced by our growth in premiums and profits during the first quarter. We are well capitalized to take advantage of future opportunities to expand our business,” said Michael.

Underwriting income

RLI achieved $19.0 million of underwriting income in the first quarter of 2011 on an 83.6 combined ratio, compared to $12.7 million of underwriting income on an 89.1 combined ratio in the same quarter for 2010.

Underwriting Income	First Quarter
(in millions)	2011	2010
Casualty	$4.6	$0.6
Property	9.4	8.1
Surety	5.0	4.0
Total	$19.0	$12.7

	First Quarter
Combined Ratio	2011	2010
Casualty	91.5	99.0
Property	77.0	79.0
Surety	75.4	78.2
Total	83.6	89.1

Other income

For the quarter, RLI’s investment income declined 1.8% to $16.3 million as a result of lower reinvestment yields. The investment portfolio’s total return was 1.6%. The bond portfolio gained 0.8% in the quarter, and the equity portfolio’s return was 5.7%.

— more —

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $31.7 million for the quarter ($1.49 per share) compared to $33.5 million ($1.57 per share) for the same quarter in 2010.

During the quarter, equity in earnings of unconsolidated investee was $2.6 million compared to $2.3 million from the same period last year. These results are related to Maui Jim, Inc., a producer of premium sunglasses, which has experienced increased sales from improved market conditions.

Share repurchase program

In the first quarter of 2011, RLI did not repurchase any shares. As of March 31, 2011, the company had $94.1 million of remaining capacity from the $100 million repurchase program approved in 2010.

Dividend paid in the first quarter 2011

The company paid a first quarter cash dividend of $0.29 per share on March 18, 2011. RLI’s cumulative dividends, including this recent payment, total more than $330 million paid over 139 consecutive quarters.

At 10 a.m. CDT tomorrow, April 19, 2011, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at RLI’s website, www.rlicorp.com.

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings adjusted by net realized investment gains/ (losses) and taxes related to net realized gains/ (losses). Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission; including the Form 10-K Annual Report for the year ended December 31, 2010.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving niche or underserved markets. RLI operates in all 50 states from office locations across the country. RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company and RLI Indemnity Company — are rated A+ “Superior” by A.M. Best Company and A+ “Strong” by Standard & Poor’s. RLI is recognized as one of the insurance industry’s top performing companies by the Ward’s 50® Top P&C Performers and has been a member of the group for 20 straight years since its inception in 1991.

For additional information, contact John Robison, Chief Investment Officer at 309-693-5846 or at john.robison@rlicorp.com or visit our website at www.rlicorp.com.

Supplemental disclosure regarding the earnings impact of specific items

		Operating Earnings Per Diluted Share
		2011	2010
		1st Qtr	1st Qtr
Operating Earnings Per Diluted Share		$1.11	$0.94

Specific items included in operating earnings per share: (1) (2)
•	Favorable development on casualty prior years’ reserves	$0.23	$0.15
•	Favorable development on property prior years’ reserves	$0.05	$—
•	Favorable development on surety prior years’ reserves	$0.04	$0.05

(1)   Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.

(2)   Reserve developments reflect revisions for previously estimated losses.

RLI CORP.

2011 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$116,051	$116,264	-0.2%
Net investment income	16,303	16,600	-1.8%
Net realized investment gains	4,472	6,463	-30.8%
Consolidated revenue	136,826	139,327	-1.8%

Loss and settlement expenses	46,871	54,257	-13.6%
Policy acquisition costs	40,533	40,465	0.2%
Other insurance expenses	9,615	8,827	8.9%
Interest expense on debt	1,512	1,512	0.0%
General corporate expenses	2,005	1,717	16.8%
Total expenses	100,536	106,778	-5.8%

Equity in earnings of unconsolidated investee	2,616	2,253	16.1%
Earnings before income taxes	38,906	34,802	11.8%
Income tax expense	12,445	10,581	17.6%
Net earnings	$26,461	$24,221	9.2%
Other comprehensive earnings, net of tax	5,248	9,275	-43.4%
Comprehensive earnings	$31,709	$33,496	-5.3%

Operating earnings:(1)
Net earnings	$26,461	$24,221	9.2%
Less: Realized investment gains, net of tax	2,907	4,201	-30.8%
Operating earnings	$23,554	$20,020	17.7%

Return on Equity:
Net earnings (trailing four quarters)	15.3%	15.0%
Comprehensive earnings (trailing four quarters)	17.0%	23.6%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	21,285	21,372

EPS from operations (1)	$1.11	$0.94	18.1%
Realized gains, net of tax	0.13	0.19	-31.6%
Net earnings per share	$1.24	$1.13	9.7%
Comprehensive earnings per share	$1.49	$1.57	-5.1%
Cash dividends per share	$0.29	$0.28	3.6%

Net Cash Flow provided by (used in) Operations	$17,938	$(2,448)

(1)  See discussion of non-GAAP financial measures on page 2.

RLI CORP.

2011 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2011	2010	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,383,542	$1,441,337	-4.0%
(amortized cost - $1,351,839 at 3/31/11)
(amortized cost - $1,403,140 at 12/31/10)
Equity securities	335,006	321,897	4.1%
(cost - $212,006 at 3/31/11)
(cost - $213,069 at 12/31/10)
Short-term investments	111,872	39,787	181.2%
Total investments	1,830,420	1,803,021	1.5%

Premiums and reinsurance balances receivable	101,771	107,391	-5.2%
Ceded unearned premiums	56,670	62,631	-9.5%
Reinsurance recoverable on unpaid losses	348,082	354,163	-1.7%
Deferred acquisition costs	72,744	74,435	-2.3%
Property and equipment	18,689	18,370	1.7%
Investment in unconsolidated investee	46,368	43,358	6.9%
Goodwill	26,214	26,214	—
Other assets	21,972	25,009	-12.1%
Total assets	$2,522,930	$2,514,592	0.3%

Unpaid losses and settlement expenses	$1,173,849	$1,173,943	0.0%
Unearned premiums	292,159	301,537	-3.1%
Reinsurance balances payable	18,137	23,851	-24.0%
Long-term debt - bonds payable	100,000	100,000	—
Income taxes - deferred	37,121	33,930	9.4%
Accrued expenses	27,182	42,436	-35.9%
Other liabilities	54,622	47,519	14.9%
Total liabilities	1,703,070	1,723,216	-1.2%
Shareholders’ equity	819,860	791,376	3.6%
Total liabilities & shareholders’ equity	$2,522,930	$2,514,592	0.3%

OTHER DATA

Common shares outstanding (in 000’s)	21,055	20,965

Book value per share	$38.94	$37.75	3.2%
Closing stock price per share	$57.65	$52.57	9.7%
Cash dividends per share - ordinary (annualized)	$1.16	$1.15	0.9%
Cash dividends per share - special (annualized)	$—	$7.00

Statutory Surplus	$766,701	$732,379	4.7%

RLI CORP.

2011 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended March 31,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2011

Gross premiums written	$65,546		$56,288		$21,489		$143,323
Net premiums written	48,763		43,780		20,092		112,635
Net premiums earned	54,979		40,826		20,246		116,051
Net loss & settlement expenses	30,261	55.0%	14,369	35.2%	2,241	11.1%	46,871	40.4%
Net operating expenses	20,044	36.5%	17,076	41.8%	13,028	64.3%	50,148	43.2%
Underwriting income	$4,674	91.5%	$9,381	77.0%	$4,977	75.4%	$19,032	83.6%

2010

Gross premiums written	$69,862		$50,335		$21,109		$141,306
Net premiums written	51,709		37,085		19,409		108,203
Net premiums earned	59,366		38,322		18,576		116,264
Net loss & settlement expenses	37,976	64.0%	14,015	36.6%	2,266	12.2%	54,257	46.7%
Net operating expenses	20,776	35.0%	16,260	42.4%	12,256	66.0%	49,292	42.4%
Underwriting income	$614	99.0%	$8,047	79.0%	$4,054	78.2%	$12,715	89.1%